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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44423) pertaining to the 1991 Long-term Incentive Plan, in the Registration Statement (Form S-8 No. 33-56403) pertaining to the 1994 Long-term Incentive Plan, in the Registration Statement (Form S-8 No. 333-36743) pertaining to the 1997 Long-term Incentive Plan of Milacron Inc., in the Registration Statement (Form S-8 No. 333-116414) pertaining to the 2004 Long-term Incentive Plan of Milacron Inc., and in the Registration Statement (Form S-8 No. 333-70733) pertaining to the Milacron Inc. Plan for the Deferral of Director's Compensation, of our report dated February 10, 2004, except for the "Subsequent Events" note, as to which the date is June 10, 2004, with respect to the consolidated financial statements and schedule of Milacron Inc. and subsidiaries included in this Registration Statement (Form S-1) pertaining to the issuance of rights to purchase up to 16,183,457 shares of Milacron Inc. common stock.

/s/ Ernst & Young LLP

Cincinnati, Ohio
June 18, 2004